Exhibit 1.2

200,000 Shares1

MARCHEX, INC.

            % Convertible Exchangeable Preferred Stock

(Cumulative Dividend, Liquidation Preference $250 per share)

PURCHASE AGREEMENT

February     , 2005

PIPER JAFFRAY & CO.

RBC CAPITAL MARKETS

THOMAS WEISEL PARTNERS LLC

    As Representatives of the several

        Underwriters named in Schedule A hereto

c/o Piper Jaffray & Co.

800 Nicollet Mall

Minneapolis, Minnesota 55402

Ladies and Gentlemen:

Marchex, Inc., a Delaware corporation (the “Company”) proposes to sell to the several Underwriters named in Schedule A hereto (the “Underwriters”) an aggregate of 200,000 shares (the “Firm Shares”) of its authorized and unissued         % Convertible Exchangeable Preferred Stock, $0.01 par value per share (the “Preferred Stock”), of the Company. The Company has also granted to the several Underwriters an option to purchase up to 30,000 additional shares of Preferred Stock on the terms and for the purposes set forth in Section 3 hereof (the “Option Shares”). The Firm Shares and any Option Shares purchased pursuant to this Purchase Agreement are herein collectively called the “Shares.”

The Preferred Stock is convertible into shares of the Company’s Class B Common Stock, par value $0.01 per share (the “Common Stock”), upon the terms and subject to the conditions set forth in the Certificate of the Powers, Designations, Preferences and Rights thereto (the “Certificate of Designations”), the form of which is attached as Schedule B to this Agreement. The Preferred Stock is exchangeable at the Company’s option on any dividend payment date beginning February     , 2006 (the “Exchange Date”) for the Company’s         % Convertible Subordinated Debentures due on the twenty-fifth anniversary

[1]	Plus an option to purchase up to 30,000 additional shares to cover over-allotments.

of the Exchange Date (the “Debentures”). The Debentures, if issued, will be issued pursuant to an indenture (the “Indenture) between the Company and U.S. Bank National Association, as trustee (the “Trustee”), the form of which is attached as Schedule C to this Agreement. In accordance with their respective terms, the Preferred Stock and the Debentures, if issued, will be convertible at the option of the holder into newly issued shares (the “Conversion Shares”) of the Company’s Common Stock. The Shares, the Debentures and the Conversion Shares are sometimes referred to herein as the “Securities,” and are more fully described in the Registration Statement referred to below.

The Company hereby confirms its agreement with respect to the sale of the Shares to the several Underwriters, for whom you are acting as representatives (the “Representatives”).

1. Registration Statement and Prospectus. A registration statement on Form SB-2 (File No. 333-121213) with respect to the Securities, including a preliminary form of prospectus, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (“Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder and has been filed with the Commission; one or more amendments to such registration statement have also been so prepared and have been, or will be, so filed; and, if the Company has elected to rely upon Rule 462(b) of the Rules and Regulations to increase the size of the offering registered under the Securities Act, the Company will prepare and file with the Commission a registration statement with respect to such increase pursuant to Rule 462(b). Copies of such registration statement(s) and amendments and each related preliminary prospectus have been delivered to you.

If the Company has elected not to rely upon Rule 430A of the Rules and Regulations, the Company has prepared and will promptly file an amendment to the registration statement and an amended prospectus (including a term sheet meeting the requirements of Rule 434 of the Rules and Regulations). If the Company has elected to rely upon Rule 430A of the Rules and Regulations, it will prepare and file a prospectus (or a term sheet meeting the requirements of Rule 434) pursuant to Rule 424(b) that discloses the information previously omitted from the prospectus in reliance upon Rule 430A. Such registration statement as amended at the time it is or was declared effective by the Commission, and, in the event of any amendment thereto after the effective date and prior to the First Closing Date (as hereinafter defined), such registration statement as so amended (but only from and after the effectiveness of such amendment), including a registration statement (if any) filed pursuant to Rule 462(b) of the Rules and Regulations increasing the size of the offering registered under the Securities Act and information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rules 430A(b) and 434(d) of the Rules and Regulations, is hereinafter called the “Registration Statement.” The prospectus included in the Registration Statement at the time it is or was declared effective by the Commission is hereinafter called the “Prospectus,” except that if any prospectus (including any term sheet meeting the requirements of Rule 434 of the Rules and Regulations provided by the Company for use with a prospectus subject to completion within the meaning of Rule 434 in order to meet the requirements of Section 10(a) of the Rules and Regulations) filed by the Company with the Commission pursuant to Rule 424(b) (and Rule 434, if applicable) of the Rules and Regulations or any other such prospectus provided to the

Underwriters by the Company for use in connection with the offering of the Securities (whether or not required to be filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations) differs from the prospectus on file at the time the Registration Statement is or was declared effective by the Commission, the term “Prospectus” shall refer to such differing prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) from and after the time such prospectus is filed with the Commission or transmitted to the Commission for filing pursuant to such Rule 424(b) (and Rule 434, if applicable) or from and after the time it is first provided to the Underwriters by the Company for such use. The term “Preliminary Prospectus” as used herein means any preliminary prospectus included in the Registration Statement prior to the time it becomes or became effective under the Securities Act and any prospectus subject to completion as described in Rule 430A or 434 of the Rules and Regulations.

2. Representations and Warranties of the Company.

(a) The Company represents and warrants to, and agrees with, the several Underwriters as follows:

(i) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission and each Preliminary Prospectus, at the time of filing thereof, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any Preliminary Prospectus in reliance upon, and in conformity with, written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof. The parties acknowledge and agree that such information provided by you, or by any underwriter through you, consists solely of the disclosures, including but not limited to disclosure regarding “Lock-Up Agreements,” “Indemnification,” and “Stabilizing Transactions, Short Positions and Penalty Bids,” under the caption “Underwriting” in the Prospectus.

(ii) As of the time the Registration Statement (or any post-effective amendment thereto, including a registration statement (if any) filed pursuant to Rule 462(b) of the Rules and Regulations increasing the size of the offering registered under the Securities Act) is or was declared effective by the Commission, upon the filing or first delivery to the Underwriters of the Prospectus (or any supplement to the Prospectus (including any term sheet meeting the requirements of Rule 434 of the Rules and Regulations)) and at the First Closing Date and Second Closing Date (as hereinafter defined), (A) the Registration Statement and Prospectus (in each case, as so amended and/or supplemented) conformed or will conform in all material respects to the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the Rules and Regulations thereunder, (B) the Registration Statement (as so amended) did not or will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) the Prospectus (as so supplemented) did not or will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are or were made, not misleading; except that the foregoing shall not apply to statements in or omissions from the Registration Statement or Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you, specifically for use therein. The parties acknowledge and agree that such information provided by you, or by any underwriter through you, consists solely of the disclosures, including but not limited to disclosure regarding “Lock-up Agreements,” “Indemnification,” and “Stabilizing Transactions, Short Positions and Penalty Bids,” under the caption “Underwriting” in the Prospectus. If the Registration Statement has been declared effective by the Commission, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission.

(iii) The financial statements of the Company, together with the related notes thereto, set forth in the Registration Statement and Prospectus comply in all material respects with the requirements of the Securities Act and fairly present the financial condition of the Company as of the dates indicated and the results of operations and changes in financial position, stockholders’ equity and cash flows for the periods therein specified in conformity with generally accepted accounting principles in the United States consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. The summary financial and statistical data included in the Registration Statement and Prospectus present fairly the information shown therein and such data have been prepared on a basis consistent with the financial statements contained therein. The pro forma financial statements and information set forth in the Registration Statement and Prospectus, together with the related notes thereto, present fairly the information contained therein, have been prepared in accordance with the Securities Act and the rules and guidelines of the Commission with respect to pro forma financial information, have been prepared on a basis consistent with the historical financial statements of the Company and have been compiled on the pro forma bases described therein, and (A) the assumptions underlying the pro forma adjustments are reasonable, (B) such adjustments are appropriate to give effect to the transactions or circumstances referred to therein and have been properly applied to the historical amounts in the compilation of such statements and information and (C) such statements and information fairly present the pro forma results of operations and information purported to be shown therein for the respective periods therein specified based on the assumptions identified therein. No other financial statements or schedules are required to be included in the Registration Statement or Prospectus. To the Company’s knowledge, KPMG LLP, which has expressed its opinion with respect to the financial statements filed as a part of the Registration Statement and included in the Registration Statement and Prospectus, is an independent public accounting firm within the meaning of the Securities Act and the Rules and Regulations. The Company has no reason to believe that such accountants, in the performance of their work for the Company, are in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated in connection therewith. All “non-GAAP financial measures” (as described in Item 10 of Regulation S-B (“Item 10”) promulgated pursuant to the Securities Act and Regulation G promulgated pursuant to the Securities Exchange Act of 1934, as amended (“Regulation G”)) set forth in the Registration Statement and Prospectus comply in all material respects with Regulation G.

(iv) eFamily.com, Inc.; Enhance Interactive, Inc.; TrafficLeader, Inc.; goClick.com, Inc.; and MDNH, Inc. are the Company’s only significant subsidiaries within the meaning of Rule 1-02(w) of Regulation S-X promulgated pursuant to the Securities Act. Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its subsidiaries has full corporate power and authority to own, lease and operate its properties and conduct its business as currently being carried on and as described in the Registration Statement and Prospectus, and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary, except where the failure to so qualify or be in good standing would not have a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole (“Material Adverse Effect”).

(v) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short-term or long-term debt, or any issuance of options (other than issuances made in the ordinary course pursuant to the Company’s 2003 Amended and Restated Stock Incentive Plan and 2004 Employee Stock Purchase Plan), warrants, convertible securities or other rights to purchase the capital stock, of the Company or any of its subsidiaries, or any material adverse change in the business, properties, operations, condition (financial or otherwise), prospects, or results of operations of the Company and its subsidiaries, taken as a whole (“Material Adverse Change”) or any development that could reasonably be expected to result in a Material Adverse Change.

(vi) Except as set forth in the Prospectus, there is not pending or, to the knowledge of the Company, threatened by a third party or contemplated by the

Company, any action, suit or proceeding to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company is the subject before or by any court or governmental agency, authority or body, or any arbitrator, which, individually or in the aggregate, could reasonably be expected to result in any Material Adverse Change or could reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations under the Certificate of Designations, the Indenture, the Debentures or this Agreement. Neither the Company nor any of its subsidiaries is a party or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body or governmental agency.

(vii) There are no statutes, regulations, contracts or documents that are required to be described in the Registration Statement and Prospectus or be filed as exhibits to the Registration Statement by the Securities Act or the Trust Indenture Act, or by the Rules and Regulations thereunder, that have not been so described or filed.

(viii) Each of this Agreement and the Indenture has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The execution, delivery and performance of this Agreement, the Indenture, and the Debentures and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which it is bound or to which any of its property is subject, (B) the Company’s charter or by-laws or other organizational document of the Company or (C) any of its subsidiaries, or any order, rule, regulation or decree of any court or governmental agency or body having jurisdiction over the Company or any of its properties except in the case of subsections 2(a)(ix)(A) and (C) where such breach, violation or default individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on the Company’s ability to perform its obligation under this Agreement, the Indenture or the Debentures or consummate the transactions contemplated hereby and thereby; no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Indenture and the Debentures, the execution and filing of the Certificate of Designations or for the consummation of the transactions contemplated hereby and thereby, including the issuance or sale of the Shares by the Company, except such as may be required under the Securities Act, the Trust Indenture Act or state securities or blue sky laws; and the Company has full power and authority to enter into this Agreement and the Indenture, to authorize, issue, sell and deliver the Shares as contemplated herein and therein, and to otherwise perform all of its obligations hereunder and thereunder and to complete the transactions contemplated by this Agreement, the Indenture, and the Debentures.

(ix) All of the issued and outstanding shares of capital stock of the Company are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing (a copy of which has been delivered to counsel to the Representatives); the Shares which may be sold hereunder by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been validly issued, will be fully paid and nonassessable and free of any preemptive or similar right, and will have been issued in compliance with all applicable state, federal and foreign securities laws; the Conversion Shares have been duly authorized and reserved for issuance upon such conversion and, when issued and delivered in accordance with the terms of the Certificate of Designations or Indenture, as applicable, will have been validly issued, will be fully paid and nonassessable, and will have been issued in compliance with all applicable state, federal and foreign securities laws; the Debentures have been duly authorized and reserved for issuance upon the exchange by the Company of the Shares and, when issued and delivered in exchange for the Shares in accordance with the terms of the Certificate of Designations and the Indenture, and when, executed authenticated and issued in accordance with the terms of the Indenture, will be valid and binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable in accordance with their terms; and the capital stock of the Company, including the Preferred Stock and the Common Stock, and the Debentures conform to the description thereof in the Registration Statement and Prospectus. Except as otherwise stated in the Registration Statement and Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company’s charter, by-laws or any agreement or other instrument to which the Company is a party or by which the Company is bound. Except as otherwise stated in the Registration Statement and Prospectus, neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Preferred Stock, Common Stock or other securities of the Company. All of the issued and outstanding shares of capital stock of each of the Company’s subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise described in the Registration Statement and Prospectus and except for any directors’ qualifying shares, the Company owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of such stock. Except as described in the Registration Statement and the Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company or any subsidiary of the Company any shares of the capital stock of the Company or any subsidiary of the Company. The Company has an authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus as of the respective dates specified therein.

(x) The Indenture will, when filed with the Commission, be qualified under the Trust Indenture Act and conform in all material respects to the requirements of the Trust Indenture Act. The Indenture will conform, when executed and delivered, in all material respects, to the description thereof contained in the Prospectus. The Indenture, when duly executed and delivered by the Company, assuming due authorization, execution and delivery of the Indenture by the Trustee, will constitute the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

(xi) The Certificate of Designations has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and filed with the Secretary of State of the State of Delaware.

(xii) Each of the Company and its subsidiaries has all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings and permits of, with and from all judicial, regulatory and other legal or governmental agencies and bodies and all third parties, foreign and domestic (each, a “Consent” and collectively, the “Consents”), to own, lease and operate its properties and conduct its business as it is now being conducted and as disclosed in the Registration Statement and the Prospectus, and each such Consent is valid and in full force and effect except for such failures as could not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any subsidiaries have received notice of any proceedings which results in or, if decided adversely to the Company or the subsidiaries, could reasonably be expected to result in, the revocation of, or imposition of a materially burdensome restriction on, any Consent.

(xiii) The Company and each subsidiary owns or leases all such properties as are necessary to the conduct of its business as presently operated and as proposed to be operated as described in the Registration and the Prospectus. The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all Liens (as defined below) except such as are described in the Registration Statement and the Prospectus or such as do not (individually or in the aggregate) materially affect the value of such property or materially interfere with the use made or proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease or sublease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material to, and do not materially interfere with, the use made and proposed to be made of such property and buildings by the Company and its subsidiaries. Neither the Company nor any subsidiary has received any notice of any claim adverse to its ownership of any domain name which is reasonably likely to result in a Material Adverse Effect.

(xiv) The Company and its subsidiaries own or possess all patents, trademarks, trademark registrations, service marks, service mark registrations, tradenames, copyrights, licenses, inventions, trade secrets and rights described in the Prospectus as being owned by them or described in the Prospectus as being necessary for the conduct of their business (collectively, “Company Intellectual Property”), and neither the Company nor any of its subsidiaries is aware of any claim against the Company or its subsidiaries to the contrary or any challenge by any other person to the rights of the Company or its subsidiaries with respect to the foregoing. No claim has been made against the Company or its subsidiaries alleging the infringement by the Company or its subsidiaries of any patent, trademark, service mark, tradename, copyright, trade secret, license in or other intellectual property right or franchise right of any person. To the knowledge of the Company, no person is infringing or misappropriating any Company Intellectual Property, which is material to the conduct of its business. To the knowledge of the Company, no current or former employee, officer, director, shareholder, consultant or independent contractor of the Company or any subsidiary has any valid right, claim or interest in or with respect to any Company Intellectual Property which would materially impair or which could give rise to the material impairment of the use, distribution, license or other exploitation of the Company Intellectual Property by the Company or any such subsidiary. The Company and each of its subsidiaries have taken reasonable measures and precautions necessary to protect, preserve and maintain the confidentiality and secrecy of all trade secrets and other confidential information used in the business of the Company and such subsidiaries and otherwise to maintain and protect the value of all Company Intellectual Property.

(xv) Neither the Company nor any subsidiary (i) is in violation of its certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents, (ii) is in default under, and no event has occurred which, with notice or lapse of time or both, would constitute a default under or result in the creation or imposition of any lien, charge or encumbrance upon any of its property or assets pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) is in violation in any respect of any law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic, except (in the case clauses (ii) and (iii) above) violations or defaults that could not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect and except for any lien, charge or encumbrance disclosed in the Registration Statement and the Prospectus. To the knowledge of the Company, otherwise than as set forth in the Registration Statement and the Prospectus, no prospective change in any of such federal or state laws, rules or regulations has been adopted which, when made effective, would have a Material Adverse Effect with respect to its ownership of domain names.

(xvi) The Company and its subsidiaries have timely filed all federal, state, local and foreign income and franchise tax returns required to be filed and are not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company or any of its subsidiaries is contesting in good faith.

(xvii) The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus or the Prospectus or other materials permitted by the Securities Act to be distributed by the Company.

(xviii) The Company is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and files reports with the Commission on the EDGAR System. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and the outstanding shares of Common Stock (including the shares of Common Stock issuable upon conversion of the Shares or the Debentures) are listed for quotation on the Nasdaq National Market and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from the Nasdaq, nor has the Company received any notification that the Commission or the Nasdaq is contemplating terminating such registration or listing.

(xix) The subsidiaries listed in Exhibit 21 to the Registration Statement are the only subsidiaries of the Company within the meaning of Rule 405 under the Securities Act. Except for the subsidiaries and as otherwise disclosed in the Registration Statement and the Prospectus, the Company holds no ownership or other interest, nominal or beneficial, direct or indirect, in any corporation, partnership, joint venture or other business entity. The Company owns, directly or indirectly through other subsidiaries, 100% of the outstanding capital stock or other securities evidencing equity ownership of each subsidiary free and clear of any lien, charge, mortgage, pledge, security interest, claim, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever (any “Lien”); and all of such securities have been duly and validly authorized and issued and are fully paid and non-assessable and were not issued in violation of any preemptive or similar rights that does or will entitle any person, upon the issuance or sale of any security, to acquire from the Company or any subsidiary any Securities, except for such rights as may have been fully satisfied or waived prior to the effectiveness of the Registration Statement.

(xx) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxi) Other than as contemplated by this Agreement, the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the Indenture or the consummation of the transactions contemplated hereby and thereby.

(xxii) The Company and each of its subsidiaries carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries, all of which is in full force and effect. There are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. The Company and each of its subsidiaries reasonably believes that it will be able to renew its existing insurance as and when such coverage expires or will be able to obtain replacement insurance adequate for the conduct of the business and the value of its properties at a cost that could not reasonably be expected to have a Material Adverse Effect.

(xxiii) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended, or an entity “controlled” by an “investment company” and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

(xxiv) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical, industry-related and market-related data, if any, included in the Registration Statement and the Prospectus is not based on or derived from sources that are credible and generally recognized as authoritative in the Company’s industry, and the Company has no reason to believe that such data does not agree with the sources from which they are derived.

(xxv) Neither the Company nor any of its officers, directors or affiliates (within the meaning of Rule 144 under the Securities Act) has taken or may take, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities or otherwise.

(xxvi) No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Securities Act, the Exchange Act or the Rules and Regulations to be described in the Registration Statement or the

Prospectus which is not so described and described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement and the Prospectus. The Company has not, in violation of the Sarbanes-Oxley Act, directly or indirectly, including through a subsidiary, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company.

(xxvii) There is no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provisions of the Sarbanes-Oxley Act, and the rules and regulations promulgated in connection therewith that would have a Material Adverse Effect.

(xxviii) The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-14(c) and 15d-14(c) of the Exchange Act); such “disclosure controls and procedures” are reasonably designed to ensure that material information relating to the Company, including its subsidiaries, is made known to the Company’s chief executive officer and its chief financial officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established.

(xxix) The Company’s auditors and the audit committee of the board of directors of the Company (or persons fulfilling the equivalent function) have not been advised of (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data nor any material weaknesses in internal controls; (ii) any known fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

(xxx) Since the date of the filing of the Company’s Quarterly Report on Form 10-QSB for the quarter ended September 30, 2004, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(xxxi) No event or circumstance has occurred or arisen which, had the Debentures been issued on the date hereof, would constitute a default or event of default under the Indenture as summarized in the Prospectus.

(xxxii) The statements set forth in the Prospectus under the captions “Description of Debentures,” “Description of Preferred Stock” and “Description of Capital Stock” fairly summarize the terms of the Shares, the Indenture and the Common Stock in all material respects.

(xxxiii) Neither the Company nor any agent acting on behalf of the Company has taken or will take any action that might cause the transactions contemplated by this Agreement (including, without limitation, the application of the proceeds from the sale of the Securities by the Company as described in the Registration Statement and Prospectus) to violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System, if applicable.

(xxxiv) Neither the Company nor to the Company’s knowledge any director, officer, agent, employee or other person associated with or acting on behalf of the Company has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provisions of the Foreign Corrupt Practices Act of 1972; or made any bribe, rebate, payoff, influence, payment, kickback or other unlawful payment.

(b) Any certificate signed by any officer of the Company and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

3. Purchase, Sale and Delivery of Shares.

(a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Firm Shares to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto. The purchase price for each Firm Share shall be $     per share. In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in paragraph (c) of this Section 3 and in Section 8 hereof, the agreement of each Underwriter is to purchase only the respective number of Firm Shares specified in Schedule I.

The Firm Shares to be purchased by each Underwriter hereunder will be represented by one or more definitive global certificates (the “Global Securities”) in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Global Securities to the Representatives, for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance, by causing DTC or other appropriate depository to credit the Global Securities to the account of the Representatives at DTC or other appropriate depository. The Company will cause the certificates representing the Global Securities to be made available to the Representatives for checking at least twenty-four hours prior to the

First Time of Delivery (as defined below) at the office of DTC or its designated custodian (the “Designated Office”) or at another place designated by the Representatives. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 7:00 a.m., Pacific time, on February     , 2005 or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery.”

(b) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants to the several Underwriters an option to purchase all or any portion of the Option Shares at the same purchase price as the Firm Shares, for use solely in covering any over-allotments made by the Underwriters in the sale and distribution of the Firm Shares. The option granted hereunder may be exercised in whole or in part at any time (but not more than once) within 30 days after the effective date of this Agreement upon notice (confirmed in writing) by the Representatives to the Company setting forth the aggregate number of Option Shares as to which the several Underwriters are exercising the option, the names and denominations in which the certificates for the Option Shares are to be registered and the date and time, as determined by you, when the Option Shares are to be delivered, such time and date being herein referred to as the “Second Closing” and “Second Closing Date,” respectively; provided, however, that the Second Closing Date shall not be earlier than the First Closing Date nor earlier than the second business day after the date on which the option shall have been exercised. If the option is exercised, the number of Option Shares to be purchased by each Underwriter shall be the same percentage of the total number of Option Shares to be purchased by the several Underwriters as the number of Firm Shares to be purchased by such Underwriter is of the total number of Firm Shares to be purchased by the several Underwriters, as adjusted by the Representatives in such manner as the Representatives deem advisable to avoid fractional shares. No Option Shares shall be sold and delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered.

The Option Shares to be purchased by each Underwriter hereunder will be represented by one or more Global Securities in book-entry form which will be deposited by or on behalf of the Company with DTC or its designated custodian. The Company will deliver the Global Securities to the Representatives, for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance, by causing DTC or other appropriate depository to credit the Global Securities to the account of the Representatives at DTC or other appropriate depository. The Company will cause the certificates representing the Global Securities to be made available to the Representatives for checking at least twenty-four hours prior to the Time of Delivery at the Designated Office or at another place designated by the Representatives. The time and date of such delivery and payment shall be 7:00 a.m., Pacific time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Option Shares, or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Option Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”

(c) It is understood that you, individually and not as Representatives of the several Underwriters, may (but shall not be obligated to) make payment to the Company on behalf of any Underwriter for the Shares to be purchased by such Underwriter. Any such payment by you shall not relieve any such Underwriter of any of its obligations hereunder. Nothing herein contained shall constitute any of the Underwriters an unincorporated association or partner with the Company.

(d) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 5 hereof, including the cross-receipt for the Global Securities and any additional documents requested by the Underwriters pursuant to Section 5 hereof, will be delivered at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 701 Fifth Avenue, Suite 5100, Seattle, Washington 98104 (the “Closing Location”), and the Global Securities will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 6:00 p.m., Pacific time, on the business day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.

4. Covenants. The Company covenants and agrees with the several Underwriters as follows:

(a) If the Registration Statement has not already been declared effective by the Commission, the Company will use its best efforts to cause the Registration Statement and any post-effective amendments thereto to become effective as promptly as possible; the Company will notify you promptly of the time when the Registration Statement or any post-effective amendment to the Registration Statement has become effective or any supplement to the Prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or additional information; if the Company has elected to rely on Rule 430A of the Rules and Regulations, the Company will prepare and file a Prospectus (or term sheet within the meaning of Rule 434 of the Rules and Regulations) containing the information omitted therefrom pursuant to Rule 430A of the Rules and Regulations with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rules 424(b), 430A and 434, if applicable, of the Rules and Regulations; if the Company has elected to rely upon Rule 462(b) of the Rules and Regulations to increase the size of the offering registered under the Securities Act, the Company will prepare and file a registration statement with respect to such increase with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rule 462(b); the Company will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or Prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) that, in your opinion, may be necessary or advisable in connection with the distribution of the Securities by the Underwriters; and the Company will not file any amendment or supplement to the Registration Statement or Prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) to which you shall reasonably object by notice to the Company after having been furnished a copy a reasonable time prior to the filing.

(b) The Company will advise you, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and the Company will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

(c) Within the time during which a prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) relating to the Securities is required to be delivered under the Securities Act, the Company will comply as far as it is able with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof and the Prospectus. If during such period any event occurs as a result of which the Prospectus would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act, the Company will promptly notify you and will amend the Registration Statement or supplement the Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(d) The Company shall cooperate with you to qualify the Securities for sale under the securities laws of such jurisdictions as you reasonably designate or as is necessary and to continue such qualifications in effect so long as required for the distribution of the Securities, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any state.

(e) The Company will furnish to the Underwriters and counsel for the Underwriters copies of the Registration Statement (three of which will be signed and will include all consents and exhibits filed therewith), each Preliminary Prospectus, the Prospectus, and all amendments and supplements (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) to such documents, in each case as soon as available and in such quantities as you may from time to time reasonably request; provided, however, that the expense of the preparation and delivery of any prospectus required for use nine (9) months or more after the effective date of the Registration Statement shall be borne by the Underwriters required to deliver such prospectus.

(f) During a period of three years commencing with the date hereof, the Company will furnish to the Representatives, and to each Underwriter who may so request in writing, copies of all periodic and special reports furnished to the stockholders of the Company and all information, documents and reports filed with the Commission, the National Association of Securities Dealers, Inc., Nasdaq or any securities exchange (other than any such information, documents and reports that are filed with the Commission electronically via EDGAR or any successor system).

(g) The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period beginning after the effective date of the Registration Statement that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

(h) The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is prevented from becoming effective under the provisions of Section 9(a) hereof or is terminated, will pay or cause to be paid (i) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriters of the Shares, (ii) all expenses and fees (including, without limitation, fees and expenses of the Company’s accountants and counsel but, except as otherwise provided below, not including fees of the Underwriters’ counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Securities, each Preliminary Prospectus, the Prospectus, and any amendment thereof or supplement thereto, and the printing, delivery, and shipping of this Agreement, the Indenture and other documents, including Blue Sky Memoranda (covering the states and other applicable jurisdictions), (iii) all expenses and fees (including fees and expenses of counsel) of the Company, the Trustee and the costs and charges of any registrar and paying agent under the Indenture; (iv) all filing fees and fees and disbursements of the Underwriters’ counsel incurred in connection with the qualification of the Securities for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states and other jurisdictions which you shall designate, (v) the fees and expenses of any transfer agent or registrar, (vi) the filing fees incident to any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities, (vii) all fees and expenses in connection with the listing of the Shares and the Conversion Shares and in connection with any rating of the Debentures, and (viii) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein; provided, however, that the Underwriters (x) shall bear their own expenses for travel and lodging, (y) shall bear the Company’s expenses for any non-commercial travel, and (z) shall advance the Company’s expenses for commercial travel and lodging (subject to full reimbursement by the Company whether or not the sale of Securities provided for herein in consummated), all in connection with the investor presentations on any “road show” undertaken in connection with the marketing and/or offering of the Securities. If the sale of the Shares provided for herein is not consummated by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Company is not fulfilled, unless directly attributable to the default of any Underwriter, the Company will reimburse the several Underwriters for fifty-percent (50%) of the Company’s non-commercial travel expenses as previously agreed among the parties. The Company shall not in any event be liable to any of the Underwriters for loss of anticipated profits from the transactions covered by this Agreement. For clarification purposes, as a result of this Section 4(h), in the event that the transactions contemplated hereunder are not consummated or this Agreement is prevented from becoming effective under the provisions of Section 9(a) hereof or is terminated, the Company will be required to reimburse the Underwriters for no more than the out-of-pocket expenses incurred by the Underwriters; provided, however, that such out-of-pocket expenses shall be limited as described above.

(i) The Company will at all times reserve and keep available, free of any preemptive rights, co-sale rights, registration rights, rights of first refusal, other rights to subscribe for or purchase securities or other right of security holders similar to any of the foregoing, out of its authorized but unissued Common Stock, for the purpose of effecting the exchange of the Shares, or the conversion of the Debentures, into Common Stock, the full number of shares of Common Stock issuable upon the exchange of all outstanding Shares or the conversion of all outstanding Debentures, if any.

(j) The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder for the purposes set forth in the Prospectus and will file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required in accordance with Rule 463 of the Rules and Regulations.

(k) The Company will not, without the prior written consent of Piper Jaffray & Co., from the date of execution of this Agreement and continuing to and including the date 90 days after the date of the Prospectus (the “Lock-Up Period”) offer for sale; sell; contract to sell; pledge; grant any option for the sale of; or otherwise issue or dispose of, directly or indirectly (or publicly disclose the intention to make any such offer, sale, pledge, grant, issuance or other disposition), any Common Stock or any securities convertible into or exchangeable for, or any options or rights to purchase or acquire, Common Stock, except (i) to the Underwriters pursuant to this Agreement, (ii) in the ordinary course to employees, directors or consultants pursuant to its 2003 Amended and Restated Stock Incentive Plan or to eligible employees pursuant to its 2004 Employee Stock Purchase Plan, (iii) for the issuance of shares of Common Stock as contemplated by the Registration Statement pursuant to the concurrent offering by the Company of such Common Stock, (iv) in connection with the acquisition of any businesses, assets or technologies provided that the recipients of such securities agree not to transfer such securities during the Lock-Up Period, and (v) for the issuance of Conversion Shares upon conversion of the Shares or the Debentures. The Company agrees not to accelerate the vesting of any option or warrant or the lapse of any repurchase right prior to the expiration of the Lock-Up Period.

(l) The Company either has caused to be delivered to you or will cause to be delivered to you prior to the effective date of the Registration Statement a letter from each of the Company’s directors, officers and certain stockholders as mutually agreed between the parties stating that such person agrees that he or she will not, without your prior written consent, offer for sale, sell, contract to sell or otherwise dispose of, as set forth in such letter, any shares of Common Stock or rights to purchase Common Stock, except to the Underwriters pursuant to this Agreement, for a period of 90 days after commencement of the public offering of the Securities by the Underwriters (the “Lock-Up Agreement”). The Company will enforce the terms of each Lock-Up Agreement and issue stop-transfer instructions to the transfer agent for the Common Stock with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Lock-Up Agreement.

(m) The Company has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and has not effected any sales of Common Stock which are required to be disclosed in response to Item 701 of Regulation S-B under the Securities Act which have not been so disclosed in the Registration Statement.

(n) During the period of three years after the date hereof, the Company will use its best efforts to file with the Commission such periodic and special reports as required by the Rules and Regulations.

(o) The Company and its subsidiaries will maintain such controls and other procedures, including without limitation those required by Sections 302 and 906 of the Sarbanes-Oxley Act and the applicable regulations thereunder, that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and its principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure, to ensure that material information relating to the Company, including its subsidiaries, is made known to them by others within those entities.

(p) The Company will execute and deliver the Indenture in the form and substance satisfactory to the Underwriters.

(q) The Company will use its best efforts to cause the Securities to be accepted for clearance and settlement through the facilities of DTC.

(r) The Company and its subsidiaries will comply with all effective applicable provisions of the Sarbanes-Oxley Act to which the Company will be, at such time, required to be in compliance.

5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy, as of the date hereof and at each of the First Closing Date and the Second Closing Date (as if made at such Closing Date), of and compliance with all representations, warranties and agreements of the Company contained herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Registration Statement shall have become effective not later than 5:00 p.m., Pacific time, on the date of this Agreement, or such later time and date as you, as Representatives of the several Underwriters, shall approve and all filings required by Rules 424, 430A and 434 of the Rules and Regulations shall have been timely made; no stop order suspending the effectiveness of the Registration Statement or any amendment thereof shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to your satisfaction.

(b) Neither the Registration Statement nor the Prospectus, nor any amendment thereof or supplement thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), contains an untrue statement of fact which, in your opinion, is material, or omits to state a fact which, in your opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(c) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries shall have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock (other than intra corporate dividends or capital contributions made in the ordinary course); and there shall not have been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short-term or long-term debt of the Company, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company or any of its subsidiaries, or any Material Adverse Change or any development reasonably likely to result in a prospective Material Adverse Change, that, in your judgment, makes it impractical or inadvisable to offer or deliver the Shares on the terms and in the manner contemplated in the Prospectus.

(d) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock.

(e) On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, the opinion of Nixon Peabody LLP, counsel for the Company, dated such Closing Date and addressed to you, to the effect that:

(i) Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its subsidiaries has full corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement and Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have a Material Adverse Effect.

(ii) The capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus under the caption “Description of Capital Stock.” All of the issued and outstanding shares of the capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. The Shares to be issued and sold by the Company hereunder have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued and will be fully paid and nonassessable, and will not have been issued in violation of or subject to any statutory or, to such counsel’s knowledge, contractual preemptive right, co-sale right, registration right or right of first refusal. Except as otherwise stated in the Registration Statement and Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company’s charter, by-laws or any agreement or other instrument known to such counsel to which the Company is a party or by which the Company is bound. Except as otherwise stated in the Registration Statement and Prospectus or as otherwise expressly waived in writing, to such counsel’s knowledge, neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company, except as described in the Registration Statement under the caption, “Description of Capital Stock – Registration Rights.”

(iii) The Common Stock currently outstanding is quoted, and the Firm Shares are duly authorized for quotation, on the Nasdaq National Market.

(iv) To such counsel’s knowledge, except as otherwise described in the Registration Statement and Prospectus, the Company owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of the capital stock of the Company or any subsidiary of the Company. To such counsel’s knowledge, except as described in the Registration Statement and Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company or any subsidiary any shares of the capital stock of the Company or any subsidiary of the Company.

(v) The Conversion Shares have been duly and validly authorized and reserved for the issuance upon conversion and, where issued and delivered in accordance with the provisions of the Certificate of Designations or the Indenture, as the case may be, will be duly and validly issued and fully paid and non-assessable, and the issuance of such Conversion Shares are not subject to any statutory or, to such counsel’s knowledge, contractual preemptive right, co-sale right, registration right or right of first refusal; the Conversion Shares, if issued on the date of such opinion, would conform to the description of the Common Stock contained in the Prospectus.

(vi) The Registration Statement has been declared effective under the Securities Act and, to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of such counsel, threatened by the Commission, and all filings required by Rule 424(b) pursuant to the Securities Act have been made.

(vii) The descriptions in the Registration Statement and Prospectus of statutes, regulations, legal and governmental proceedings, contracts and other documents are accurate in all material respects and fairly present the information required to be shown; and such counsel does not know of any statutes, regulations, legal or governmental proceedings or contracts or other documents required to be described in the Prospectus or included as exhibits to the Registration Statement that are not described or included as required.

(viii) The Company has full corporate power and authority to enter into this Agreement and the Indenture, to issue the Debentures and to execute and file the Certificate of Designations with the Secretary of State of the State of Delaware, and this Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid, legal and binding obligation of the Company enforceable in accordance with its terms (except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity); the execution, delivery and performance of this Agreement, the Indenture, the Registration Statement and the Prospectus, the execution and filing of the Certificate of Designations with the Secretary of State of the State of Delaware and the consummation of the transactions contemplated hereunder and thereunder do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default (or an event that with notice or lapse of time or both, would constitute an event of default) under, or result in the creation or imposition of any lien, charge or encumbrance on any properties or assets of the Company or its subsidiaries under, (a) the Company’s charter or by-laws, (b) any order or decree known to such counsel of any court or governmental agency or body having jurisdiction over the Company, any of its subsidiaries, or any of their respective properties or (c) any agreement or instrument required to be filed as an exhibit to the Registration Statement pursuant to Items 601(b)(4) and 601(b)(10) of Regulation S-B to which the Company is a party or by which the Company is bound; and no consent, approval, authorization, order, registration or qualification of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement and the Indenture, the execution and filing of the Certificate of Designations with the Secretary of State of the State of Delaware or for the consummation of the transactions contemplated hereby and thereby, including the issuance or sale of the Securities by the Company, except such as may be required under the Securities Act or the Exchange Act, and except any consents, approvals, authorizations or orders of, or filing with, any state or foreign regulatory authority (for which such counsel offers no opinion).

(ix) The Shares have been duly authorized, executed and delivered by the Company and are validly issued and fully paid and nonassessable, and will have been issued in compliance with all applicable state, federal and foreign securities laws.

(x) The Certificate of Designations has been duly authorized by all necessary corporate acts on the part of the Company and has been duly executed and filed with the Secretary of State of the State of Delaware.

(xi) The Debentures, when issued, executed, and delivered in exchange for the Shares in accordance with the terms of the Certificate of Designations and the Indenture, and when authenticated and delivered by the Trustee in accordance with the Indenture and assuming no change in the law from the date of such opinion, will be valid and binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights of creditors generally (including applicable fraudulent transfer laws) or by equitable principles of general applicability (regardless of whether enforceability is considered in a proceeding at law or in equity) and the discretion of the court before which any proceeding therefor may be brought; the Debentures, if issued in conformity with the Indenture as in effect on the date of such opinion, would conform in all material respects to the description of Debentures in the Prospectus.

(xii) The Indenture has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company, and, when duly qualified under the Trust Indenture Act, and when duly executed and delivered by the Trustee, will be a valid and binding agreement of the Company, and will be enforceable in accordance with its terms, except insofar as indemnification, contribution and waiver provisions may be limited by applicable law, equitable principles or public policy and except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting rights of creditors generally (including applicable fraudulent transfer laws) or by equitable principles of general applicability (regardless of whether enforceability is considered in a proceeding at law or in equity) and the discretion of the court before which any proceeding therefor may be brought; the Indenture conforms in all material respects to the description of the Indenture in the Prospectus.

(xiii) The Company is not an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(xiv) The statements in the Registration Statement under the captions “Capitalization,” “Description of Capital Stock,” “Description of Preferred Stock” and “Description of Debentures,” insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, as of the date of the Registration Statement and as of the date hereof, fairly summarize the matters referred to therein in all material respects.

(xv) The statements in the Registration Statement under the caption “Certain U.S. Federal Income Tax Considerations,” while not purporting to address all possible United States federal income tax consequences of acquiring, owning or disposing of the Preferred Stock and the Debentures, insofar as they purport to constitute summaries of matters of the United States federal tax laws referred to therein or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

(xvi) The Registration Statement and the Prospectus, and any amendment thereof or supplement thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations; it being understood that such counsel need express no opinion as to the financial statements notes, schedules or other financial, statistical and accounting data included in or omitted from any of the documents mentioned in this clause.

On the basis of conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and representatives of and counsel for the Underwriters and examination of documents referred to in the Registration Statement and Prospectus and such other procedures as such counsel deemed appropriate (although such counsel does not assume any responsibility for accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus except for those referred to in paragraphs (xiv) and (xv) above), nothing has come to the attention of such counsel that causes such counsel to believe that the Registration Statement or any amendment thereof (except for the financial statements, notes, schedules and other financial, statistical and accounting data included therein or omitted therefrom as to which such counsel need make no statement), at the time the Registration Statement became effective and as of such Closing Date (including any Registration Statement filed under Rule 462(b) of the Rules and Regulations), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as amended or supplemented (except for the financial statements, notes, schedules and other financial, statistical and accounting data included therein or omitted therefrom as to which such counsel need make no statement), on the date it was filed with the Commission and as of such Closing Date, includes any untrue statement of material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

In rendering such opinion such counsel may (i) opine subject to standard conditions and qualifications, (ii) rely as to matters of law other than Delaware and federal law, upon the opinion or opinions of local counsel provided that the extent of such reliance is specified in such opinion and (iii) as to matters of fact, to the extent such counsel deems reasonable upon certificates of officers of the Company and its subsidiaries provided that the extent of such reliance is specified in such opinion.

(f) On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, such opinion or opinions from Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the several Underwriters, dated such Closing Date and addressed to you, with respect to the formation of the Company, the validity of the Securities, the Registration Statement, the Prospectus and other related matters as you reasonably may request, and such counsel shall have received such papers and information as they reasonably request to enable them to pass upon such matters.

(g) On each Closing Date you, as Representatives of the several Underwriters, shall have received a letter of KPMG LLP, dated such Closing Date and addressed to you, confirming that they are independent public accountants within the meaning of the Securities Act; the conclusions and findings of said firm with respect to the financial information and other matters covered by its letter delivered to you concurrently with the execution of this Agreement, and the effect of the letter so to be delivered on such Closing Date, shall be to confirm the conclusions and findings set forth in such prior letter.

(h) On each Closing Date, there shall have been furnished to you, as Representatives of the Underwriters, a certificate, dated such Closing Date and addressed to you, signed by the chief executive officer and by the chief financial officer of the Company, to the effect that:

(i) The representations and warranties of the Company in this Agreement are true and correct, in all material respects, as if made at and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

(ii) No stop order or other order suspending the effectiveness of the Registration Statement or any amendment thereof or the qualification of the Securities for offering or sale has been issued, and no proceeding for that purpose has been instituted or, to the best of their knowledge, is contemplated by the Commission or any state or regulatory body; and

(iii) The signers of said certificate have carefully examined the Registration Statement and the Prospectus, and any amendments thereof or supplements thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), and (A) such documents contain all statements and information required to be included therein, the Registration Statement, or any amendment thereof, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, does not include any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (B) since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented prospectus which has not been so set forth, (C) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock, and except as disclosed in the Prospectus, there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company, or any of its subsidiaries, or any Material Adverse Change or any development reasonably likely to result in a prospective Material Adverse Change, and (D) except as stated in the Registration Statement and the Prospectus, there is not pending, or, to the knowledge of the Company, threatened, any action, suit or proceeding to which the Company or any of its subsidiaries is a party before or by any court or governmental agency, authority or body, or any arbitrator, which might result in any Material Adverse Change.

(i) The Company shall have furnished to you and counsel for the Underwriters such additional documents, certificates and evidence as you or they may have reasonably requested.

(j) The Indenture, in form and substance satisfactory to the Underwriters, shall have been duly executed and delivered by the Company and the Trustee, and the Debentures shall have been duly executed and delivered by the Company and duly authenticated by the Trustee.

(k) Prior to the commencement of the Offering, the Shares and the Conversion Shares shall have been approved for quotation on the Nasdaq National Market, subject to official notice of issuance.

(l) Each of the Lock-Up Agreements referenced in Section 4(l) hereof shall have been duly executed by each person required to execute such agreement and shall have been delivered to the Underwriters.

(m) The Company shall contemporaneously consummate the acquisition of certain of the assets of Name Development Ltd. (“NDL”) in accordance with that certain Asset Purchase Agreement dated as of November 19, 2004 by and between the Company, NDL and the Sole Stockholder of NDL (as defined therein).

6. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness pursuant to Rules 430A and 434(d) of the Rules and Regulations, if applicable, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), or contained in any audio or visual materials provided by the Company or based upon written information furnished by or on behalf of the Company including, without limitation, slides, videos, films or tape recordings used in connection with the marketing of the Securities (“Marketing Materials”) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any such amendment or supplement, or in any Marketing Materials, in reliance upon and in conformity with written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof.

In addition to its other obligations under this Section 6(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 6(a), it will reimburse each Underwriter on a monthly basis for all reasonable legal fees or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company’s obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Underwriter that received such payment shall promptly return it to the party or parties that made such payment, together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit

standing) announced from time to time by                              (the “Prime Rate”). Any such interim reimbursement payments which are not made to an Underwriter within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement shall be in addition to any liabilities which the Company may otherwise have.

(b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by you, or by such Underwriter through you, specifically for use in the preparation thereof, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the sole judgment of the Representatives, it is advisable for the Underwriters to be represented as a group by separate counsel, the Representatives shall have the right to employ a single counsel to represent the Representatives and all Underwriters who may be subject to liability arising from any claim in respect of which indemnity may be sought by the Underwriters under subsection (a) of this Section 6, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the Underwriters as incurred (in accordance with the provisions of the second paragraph in subsection (a) above). An indemnifying party shall not be obligated under any settlement agreement relating to any action under this Section 6 to which it has not agreed in writing.

(d) If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, defending, settling or compromising any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of the Underwriters under this Section 6 shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Securities Act.

(f) The Underwriters severally confirm and the Company acknowledges that the statements with respect to the public offering of the Shares by the Underwriters set forth on the cover page of, and the concession and reallowance figures appearing under the caption “Underwriting” in, the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

7. Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the Company herein or in certificates delivered pursuant hereto, and the agreements of the several Underwriters and the Company contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons and shall survive delivery of, and payment for, the Securities to and by the Underwriters hereunder.

8. Substitution of Underwriters.

(a) If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm Shares in accordance with the terms hereof, and the amount of Firm Shares not purchased does not aggregate more than 10% of the total amount of Firm Shares set forth in Schedule A hereto, the remaining Underwriters shall be obligated to take up and pay for (in proportion to their respective underwriting obligations hereunder as set forth in Schedule A hereto except as may otherwise be determined by you) the Firm Shares that the withdrawing or defaulting Underwriters agreed but failed to purchase.

(b) If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm Shares in accordance with the terms hereof, and the amount of Firm Shares not purchased aggregates more than 10% of the total amount of Firm Shares set forth in Schedule A hereto, and arrangements satisfactory to you for the purchase of such Firm Shares by other persons are not made within 36 hours thereafter, this Agreement shall terminate. In the event of any such termination the Company shall not be under any liability to any Underwriter (except to the extent provided in Section 4(h) and Section 6 hereof) nor shall any Underwriter (other than an Underwriter who shall have failed, otherwise than for some reason permitted under this Agreement, to purchase the amount of Firm Shares agreed by such Underwriter to be purchased hereunder) be under any liability to the Company (except to the extent provided in Section 6 hereof).

If Firm Shares to which a default relates are to be purchased by the non-defaulting Underwriters or by any other party or parties, the Representatives or the Company shall have the right to postpone the First Closing Date for not more than seven business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected. Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company or the other Underwriters for damages occasioned by its default hereunder. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 8.

9. Effective Date of this Agreement and Termination.

(a) This Agreement shall become effective at 10:00 a.m., Pacific time, on the first full business day following the effective date of the Registration Statement, or at such earlier time after the effective time of the Registration Statement as you in your discretion shall first release the Shares for sale to the public; provided, that if the Registration Statement is effective at the time this Agreement is executed, this Agreement shall become effective at such time as you in your discretion shall first release the Shares for sale to the public. For the purpose of this Section, the Shares shall be deemed to have been released for sale to the public upon release by you of an electronic communication authorizing commencement of the offering the Shares for sale by the Underwriters or other securities dealers. By giving notice as hereinafter specified before the time this Agreement becomes effective, you, as Representatives of the several Underwriters, or the Company, may prevent this Agreement from becoming effective without liability of any party to any other party, except that the provisions of Section 4(h) and Section 6 hereof shall at all times be effective.

(b) You, as Representatives of the several Underwriters, shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the First Closing Date, and the option referred to in Section 3(b), if exercised, may be cancelled at any time prior to the Second Closing Date, if (i) the Company shall have failed, refused or been unable, at or prior to such Closing Date, to perform any agreement on its part to be performed hereunder, (ii) any other condition of the Underwriters’ obligations hereunder is not fulfilled, (iii) trading on the Nasdaq National Market, New York Stock Exchange or the American Stock Exchange shall have been wholly suspended, (iv) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the Nasdaq National Market, New York Stock Exchange or the American Stock Exchange, by such Exchange or by order of the Commission or any other governmental authority having jurisdiction, (v) a banking moratorium shall have been declared by federal or state authorities, or (vi) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Shares. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(h) and Section 6 hereof shall at all times be effective.

(c) If you elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section, the Company shall be notified promptly by you by telephone, confirmed by letter. If the Company elects to prevent this Agreement from becoming effective, you shall be notified by the Company by telephone, confirmed by letter.

10. Default by the Company. If the Company shall fail at the First Closing Date to sell and deliver the number of Shares which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party.

No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

11. Notices. Except as otherwise provided herein, all communications hereunder shall be in writing and, if to the Underwriters, shall be mailed or delivered to the Representatives c/o Piper Jaffray & Co., 800 Nicollet Mall, Minneapolis, Minnesota 55402, except that notices given to an Underwriter pursuant to Section 6 hereof shall be sent to such Underwriter at the address stated in the Underwriters’ Questionnaire furnished by such Underwriter in connection with this offering; if to the Company, shall be mailed or delivered to it at 413 Pine Street, Suite 500, Seattle, Washington 98101 Attention: Chief Executive Officer, with a copy to Francis J. Feeney, Jr., Esq., Nixon Peabody LLP, 100 Summer Street, Boston, Massachusetts 02110. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 6. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Securities from any of the several Underwriters.

13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

14. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

[Signature Page Follows]

Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

MARCHEX, INC.

By
Russell C. Horowitz
Chairman and Chief Executive Officer

Confirmed as of the date first

above mentioned, on behalf of

themselves and the other several

Underwriters named in Schedule A

hereto.

PIPER JAFFRAY & CO.

By
Managing Director

SCHEDULE A

Underwriter	Number of Firm Shares (1)
Piper Jaffray & Co.
RBC Capital Markets
Thomas Weisel Partners LLC

Total	200,000

(1)	The Underwriters may purchase up to an additional 30,000 Option Shares, to the extent the option described in Section 3(b) of the Agreement is exercised, in the proportions and in the manner described in the Agreement.

SCHEDULE B

Certificate of Designations

SCHEDULE C

Indenture